UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 3, 2006

BPZ ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Colorado	000-29098	33-0502730
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (281) 556-6200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b).     Departure of Director

On March 3, 2006, Mr. Thomas E. Kelly advised the Chairman of the Board of Directors’ that he was resigning, effective March 3, 2006, as a director of the Company.  In Mr. Kelly’s letter to the Chairman he stated that because of his various business interests, he would not continue to be available to serve on the Board of Directors.  Mr. Kelly’s resignation is effective March 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ ENERGY, INC.

Date: March 9, 2006	By:	/Randall D. Keys
	Name:	Randall D. Keys,
	Title:	Chief Financial Officer